Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

OUTBRAIN INC.

a Delaware corporation

The following Amended and Restated Certificate of Incorporation of Outbrain Inc. (the “Corporation”) (i) amends and restates the provisions of the Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on August 11, 2006, (ii) supersedes the original Certificate of Incorporation and all subsequent amendments and restatements thereto through the date hereof in their entirety, and (iii) was approved pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

ARTICLE I

The name of the Corporation is Outbrain Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is located at 251 Little Falls Drive, in the City of Wilmington, in the County of New Castle, in the State of Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

A.           Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Fifty Eight Million Fifteen Thousand Five Hundred Ninety Two (158,015,592) shares, of which (i) One Hundred Ten Million Eight Hundred Twelve Thousand Four Hundred Thirty Five (110,812,435) shares shall be Common Stock, par value $0.001 per share (“Common Stock”) and (ii) Forty Seven Million Two Hundred Three Thousand One Hundred Fifty Seven (47,203,157) shares shall be Preferred Stock, par value $0.001 per share, of which Seven Million Sixty-five Thousand Nine Hundred And Seven (7,065,907) shares are designated as Series A Preferred Stock (the “Series A Preferred”), Fourteen Million Five Hundred Sixty-five Thousand Seven Hundred Sixty(14,565,760) shares are designated as Series B Preferred Stock (the “Series B Preferred”), Six Million Four Hundred Seventy-seven Thousand Four Hundred Forty-seven (6,477,447) shares are designated as Series C Preferred Stock (the “Series C Preferred”), Five Million Seven Hundred Thirty-five Thousand And Twenty-six (5,735,026) shares are designated as Series D Preferred Stock (the “Series D Preferred”), One Million Eighty Thousand One Hundred Ninety-seven (1,080,197) shares are designated as Series E Preferred Stock (the “Series E Preferred”), Five Million Three Hundred Forty-Three Thousand Four Hundred Twenty-five (5,343,425) shares are designated as Series F Preferred Stock (the “Series F Preferred”), Five Million Six Hundred Sixty-six Thousand One Hundred Seventy-two (5,666,172) shares are designated as Series G Preferred Stock (the “Series G Preferred”), and One Million Two Sixty Nine Thousand Two Hundred Twenty Three (1,269,223) shares are designated as Series H Preferred Stock (the “Series H Preferred”). The Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred and Series G Preferred are referred to herein collectively as the “Senior Preferred Stock.” The Series E Preferred, Series H Preferred and the Common Stock are referred to herein collectively as the “Junior Stock.”

B.            Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock and the Preferred Stock are as set forth below in this Amended and Restated Certificate of Incorporation.

1.            Dividends. The holders of Senior Preferred Stock shall be entitled to receive, pro rata among themselves and on an as converted basis, noncumulative dividends, if and when declared by the Corporation’s Board of Directors (the “Board”), out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend according to the following preferences and rates: (i) first, and in preference and priority to any payment of any dividend on Series F Preferred, Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred or Junior Stock, the holders of shares of Series G Preferred (by reason of their ownership thereof) shall be entitled to receive, ratably among themselves in proportion to the preferential amounts, a dividend up to an amount with respect to all dividends distributed, equal in the aggregate, to the Series G Original Issue Price (as defined below) (the “Preferred G Dividend Preference”); (ii) second, following payment in full of the Preferred G Dividend Preference, and in preference and priority to any payment of any dividend on Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred or Junior Stock, the holders of shares of Series F Preferred (by reason of their ownership thereof) shall be entitled to receive, ratably among themselves in proportion to the preferential amounts, a dividend up to an amount with respect to all dividends distributed, equal in the aggregate, to the Series F Original Issue Price (as defined below) (the “Preferred F Dividend Preference”); (iii) third, following payment in full of the Preferred G Dividend Preference and the Preferred F Dividend Preference and in preference and priority to any payment of any dividend on Series C Preferred, Series B Preferred, Series A Preferred or Junior Stock, the holders of shares of Series D Preferred (by reason of their ownership thereof) shall be entitled to receive, ratably among themselves in proportion to the preferential amounts, a dividend up to an amount with respect to all dividends distributed, equal in the aggregate, to the Series D Original Issue Price (as defined below) (the “Preferred D Dividend Preference”); (iv) fourth, following payment in full of the Preferred G Dividend Preference, the Preferred F Dividend Preference and the Preferred D Dividend Preference, and in preference and priority to any payment of any dividend on Series B Preferred, Series A Preferred or Junior Stock, the holders of shares of Series C Preferred (by reason of their ownership thereof) shall be entitled to receive, ratably among themselves in proportion to the preferential amounts, a dividend up to an amount with respect to all dividends distributed, equal in the aggregate, to the Series C Original Issue Price (as defined below) (the “Preferred C Dividend Preference”); (v) fifth, following payment in full of the Preferred G Dividend Preference, the Preferred F Dividend Preference, the Preferred D Dividend Preference and the Preferred C Dividend Preference, and in preference and priority to any payment of any dividend on Series A Preferred or Junior Stock, the holders of shares of Series B Preferred (by reason of their ownership thereof) shall be entitled to receive, ratably among themselves in proportion to the preferential amounts, a dividend up to an amount with respect to all dividends distributed, equal in the aggregate, to the Series B Original Issue Price (as defined below) (the “Preferred B Dividend Preference”); (vi) sixth, following payment in full of the Preferred G Dividend Preference, the Preferred F Dividend Preference, the Preferred D Dividend Preference, the Preferred C Dividend Preference and the Preferred B Dividend Preference and in preference and priority to any payment of any dividend on Junior Stock, the holders of shares of Series A Preferred (by reason of their ownership thereof) shall be entitled to receive, ratably among themselves in proportion to the preferential amounts, a dividend up to an amount with respect to all dividends distributed, equal in the aggregate, to the Series A Original Issue Price (as defined below) (the “Preferred A Dividend Preference”); and (vii) seventh, following payment in full of the Preferred G Dividend Preference, the Preferred F Dividend Preference, the Preferred D Dividend Preference, the Preferred C Dividend Preference, the Preferred B Dividend Preference and the Preferred A Dividend Preference, all stockholders of the Corporation will participate on a pro rata basis in the receipt of any additional dividends on an as-converted basis.

2.           Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following order of preference:

(a)         First, the holders of shares of Series G Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series F Preferred, Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred and Junior Stock by reason of their ownership thereof, an amount per share equal to the Series G Original Issue Price for each such share, less cash dividends actually received in respect of such share of Series G Preferred pursuant to Section 1 hereinabove plus an amount equal to declared but unpaid dividends on each share of Series G Preferred (the “Series G Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series G Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series G Preferred in proportion to the preferential amounts such holders are entitled to receive. The Original Issue Price of the Series G Preferred shall mean $8.8243 per share (as adjusted for any stock splits, recapitalizations, stock dividends or the like) (the “Series G Original Issue Price”).

(b)         Second, and after the Series G Preference has been paid in full, the holders of shares of Series F Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred and Junior Stock by reason of their ownership thereof, an amount per share equal to two (2.0) times the Series F Original Issue Price for each such share, less cash dividends actually received in respect of such share of Series F Preferred pursuant to Section 1 hereinabove plus an amount equal to declared but unpaid dividends on each share of Series F Preferred (the “Series F Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series F Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution (after distribution of the Series G Preference) shall be distributed ratably among the holders of the Series F Preferred in proportion to the preferential amounts such holders are entitled to receive. The Original Issue Price of the Series F Preferred shall mean $6.7075 per share (as adjusted for any stock splits, recapitalizations, stock dividends or the like) (the “Series F Original Issue Price”).

(c)         Third, and after the Series G Preference and the Series F Preference have been paid in full, the holders of shares of Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series C Preferred, Series B Preferred, Series A Preferred and Junior Stock by reason of their ownership thereof, an amount per share equal to the Series D Original Issue Price for each such share, less cash dividends actually received in respect of such share of Series D Preferred pursuant to Section 1 hereinabove plus an amount equal to declared but unpaid dividends on each share of Series D Preferred (the “Series D Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution (after distribution of the Series G Preference and the Series F Preference) shall be distributed ratably among the holders of the Series D Preferred in proportion to the preferential amounts such holders are entitled to receive. The Original Issue Price of the Series D Preferred shall mean $6.1407 per share (as adjusted for any stock splits, recapitalizations, stock dividends or the like) (the “Series D Original Issue Price”).

(d)         Fourth, and after the Series G Preference, the Series F Preference and the Series D Preference have been paid in full, the holders of shares of Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series B Preferred Series A Preferred and Junior Stock by reason of their ownership thereof, an amount per share equal to the Series C Original Issue Price for each such share, less cash dividends actually received in respect of such share of Series C Preferred pursuant to Section 1 hereinabove plus an amount equal to declared but unpaid dividends on each share of Series C Preferred (the “Series C Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution (after distribution of the Series G Preference, the Series F Preference and the Series D Preference) shall be distributed ratably among the holders of the Series C Preferred in proportion to the preferential amounts such holders are entitled to receive. The Original Issue Price of the Series C Preferred shall mean $1.6982 per share (as adjusted for any stock splits, recapitalizations, stock dividends or the like) (the “Series C Original Issue Price”).

(e)         Fifth, and after the Series G Preference, the Series F Preference, the Series D Preference and the Series C Preference have been paid in full, the holders of shares of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred and Junior Stock by reason of their ownership thereof, an amount per share equal to the Series B Original Issue Price for each such share, less cash dividends actually received in respect of such share of Series B Preferred pursuant to Section 1 hereinabove plus an amount equal to declared but unpaid dividends on each share of Series B Preferred (the “Series B Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution (after distribution of the Series G Preference, the Series F Preference, the Series D Preference and the Series C Preference) shall be distributed ratably among the holders of the Series B Preferred in proportion to the preferential amounts such holders are entitled to receive. The Original Issue Price of the Series B Preferred shall mean $0.82385 per share (as adjusted for any stock splits, recapitalizations, stock dividends or the like) (the “Series B Original Issue Price”).

(f)          Sixth, and after the Series G Preference, the Series F Preference, the Series D Preference, the Series C Preference and the Series B Preference have been paid in full, the holders of shares of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price for each such share, less cash dividends actually received in respect of such share of Series A Preferred pursuant to Section 1 hereinabove, plus an amount equal to declared but unpaid dividends on each share of Series A Preferred (the “Series A Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution (after the distribution of the Series G Preference, the Series F Preference, the Series D Preference, the Series C Preference and the Series B Preference) shall be distributed ratably among the holders of the Series A Preferred in proportion to the preferential amounts such holders are entitled to receive. The Original Issue Price of the Series A Preferred shall mean $0.7226 per share (as adjusted for any stock splits, recapitalizations, stock dividends or the like) (the “Series A Original Issue Price”).

(g)         Seventh, and after the Series G Preference, the Series F Preference, the Series D Preference, the Series C Preference, the Series B Preference and the Series A Preference have been paid in full, the holders of shares of Series E Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series H Preferred and Common Stock by reason of their ownership thereof, an amount per share equal to the Series E Original Issue Price for each such share (the “Series E Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution (after the distribution of the Series G Preference, the Series F Preference, the Series D Preference, the Series C Preference, the Series B Preference and the Series A Preference) shall be distributed ratably among the holders of the Series E Preferred in proportion to the preferential amounts such holders are entitled to receive. The Original Issue Price of the Series E Preferred shall mean $5.5545 per share (as adjusted for any stock splits, recapitalizations, stock dividends or the like) (the “Series E Original Issue Price”).

(h)          Eighth, and after the Series G Preference, the Series F Preference, the Series D Preference, the Series C Preference, the Series B Preference, the Series A Preference and the Series E Preference have been paid in full, the holders of shares of Series H Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Series H Original Issue Price for each such share (the “Series H Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series H Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution (after the distribution of the Series G Preference, the Series F Preference, the Series D Preference, the Series C Preference, the Series B Preference, the Series A Preference and the Series E Preference) shall be distributed ratably among the holders of the Series H Preferred in proportion to the preferential amounts such holders are entitled to receive. The Original Issue Price of the Series H Preferred shall mean $8.8243 per share (as adjusted for any stock splits, recapitalizations, stock dividends or the like) (the “Series H Original Issue Price” and, together with the Series G Original Issue Price, the Series F Original Issue Price, the Series D Original Issue Price, the Series C Original Issue Price, the Series B Original Issue Price, the Series A Original Issue Price and the Series E Original Issue Price, each an “Original Issue Price”).

(i)           Ninth, upon the completion of the distribution required by subparagraphs (a), (b), (c), (d), (e), (f), (g) and (h) of this Section 2, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock and to the holders of the Senior Preferred Stock other than the Series F Preferred (on an as-if converted basis) pro rata in proportion to the number of shares of Common Stock held by each holder.

(j)           Notwithstanding Sections 2(a) through 2(i) above:

(i)           Without giving effect to the distribution of the Series G Preference, the Series F Preference, the Series D Preference, the Series C Preference, the Series B Preference, the Series A Preference, the Series E Preference and the Series H Preference pursuant to Sections 2(a) through 2.(i) above, if upon a pari passu pro rata distribution of all assets of the Corporation to all holders of shares of the Corporation on an as-if converted basis, the amount per share of Series G Preferred actually distributed to the holders of Series G Preferred (including, for the removal of doubt, cash dividends actually received by such holders of Series G Preferred pursuant to Section 1 above, less an amount equal to declared but unpaid dividends on each share of Series G Preferred) is (x) in the case of a liquidation, dissolution or winding up (including a Deemed Liquidation) occurring on or before February 9, 2016 (the “Series G First Anniversary Date”), greater than two hundred percent (200%) or (y) occurring after the Series G First Anniversary Date, greater than three hundred percent (300%) of the Series G Original Issue Price (each of (x) and (y) being referred to as the “Cap G Amount”), then all Senior Preferred Stock, including the Series F Preferred (which holders thereof, for the avoidance of doubt, shall receive at least two hundred percent (200%) of the Series F Original Issue Price pursuant to this subsection i.), the Series E Preferred and the Series H Preferred, shall not be entitled to their respective preferences described in Sections 2(a) through 2(i) above, but rather to their pro rata share (on an as-if converted basis) of all assets, provided, however, that in such event, each holder of Series G Preferred actually receives an amount per share of Series G Preferred which (together, for the removal of doubt, with cash dividends actually received by such holders of Series G Preferred pursuant to Section 1 above, less an amount equal to declared but unpaid dividends on each share of Series G Preferred) is not less than the Cap G Amount.

(ii)           In addition, in the event that (1) a distribution of the pro rata share (on an as-if converted basis) of all assets is not effected pursuant to subsection i. above; (2) after distribution of the Series G Preference; and (3) without giving effect to the distribution of the Series F Preference, the Series D Preference, the Series C Preference, the Series B Preference, the Series A Preference, the Series E Preference and the Series H Preference pursuant to Sections 2(b) through 2(i) above, if upon a pari passu pro rata distribution of all remaining assets of the Corporation to all holders of shares of the Corporation on an as-if converted basis, the amount per share of Series D Preferred actually distributed to the holders of Series D Preferred (including, for the removal of doubt, cash dividends actually received by such holders of Series D Preferred pursuant to Section 1 above, less an amount equal to declared but unpaid dividends on each share of Series D Preferred) is greater than two hundred twenty five percent (225%) of the Series D Original Issue Price (the “Cap D Amount”), then all the Series F Preferred (which holders thereof, for the avoidance of doubt, shall receive at least two hundred percent (200%) of the Series F Original Issue Price pursuant to this subsection ii.), the Series C Preferred, the Series B Preferred, the Series A Preferred, the Series E Preferred and the Series H Preferred, shall not be entitled to their respective preferences described in Sections 2(b) through 2(i) above, but rather to their pro rata share (on an as-if converted basis) of all remaining assets, provided, however, that this subsection ii. shall apply to the holders of the Series F Preferred, the Series D Preferred, the Series C Preferred, the Series B Preferred, the Series A Preferred, the Series E Preferred and the Series H Preferred only if each holder of Series D Preferred actually receive an amount per share of Series D Preferred which (together, for the removal of doubt, with cash dividends actually received by such holders of Series D Preferred pursuant to Section 1 above, less an amount equal to declared but unpaid dividends on each share of Series D Preferred) is not less than the Cap D Amount.

(iii)           In addition, in the event that (1) a distribution is not effected pursuant to subsections i. or ii. above; (2) after distribution of the Series G Preference, the Series F Preference and the Series D Preference, and (3) without giving effect to the distribution of the Series C Preference, the Series B Preference, the Series A Preference, the Series E Preference and the Series H Preference pursuant to Sections 2(d) through 2(i) above, if upon a pari passu pro rata distribution of all remaining assets of the Corporation to all holders of shares of the Corporation on an as-if converted basis, the amount per share of Series C Preferred actually distributed to the holders of Series C Preferred (including, for the removal of doubt, cash dividends actually received by such holders of Series C Preferred pursuant to Section 1 above, less an amount equal to declared but unpaid dividends on each share of Series C Preferred), is greater than two hundred fifty percent (250%) of the Series C Original Issue Price (the “Cap C Amount”), then the Series C Preferred, the Series B Preferred, and the Series A Preferred shall not be entitled to their respective preferences described in Sections 2(d) through 2(i) above but rather to their pro rata share (on an as-if converted basis) of all remaining assets, provided, however, that this subsection iii. shall apply to the holders of Series C Preferred, Series B Preferred, and Series A Preferred only if each of the holders of Series C Preferred actually receives an amount per share of Series C Preferred which (together, for the removal of doubt, with cash dividends actually received by such holders of Series C Preferred pursuant to Section 1 above, less an amount equal to declared but unpaid dividends on each share of Series C Preferred) is not less than the Cap C Amount.

(iv)         In addition, in the event that (1) a distribution is not effected pursuant to subsections i., ii. or iii. above, (2) after distribution of the Series G Preference, the Series F Preference, the Series D Preference, the Series C Preference and the Series B Preference, and (3) without giving effect to the distribution of the Series A Preference, the Series E Preference and the Series H Preference pursuant to Sections 2(f) through 2(i) above, if upon a pari passu pro rata distribution of all remaining assets of the Corporation to all holders of shares of the Corporation on an as-if converted basis, the amount per share of Series A Preferred actually distributed to the holders of Series A Preferred (including, for the removal of doubt, cash dividends actually received by such holders of Series A Preferred pursuant to Section 1 above, less an amount equal to declared but unpaid dividends on each share of Series A Preferred), is greater than three hundred percent (300%) of the Series A Original Issue Price (the “Cap A Amount”), then the Series A Preferred shall not be entitled to their preference described in Section 2(£) above but rather to their pro rata share (on an as-if converted basis) of all remaining assets, provided, however, that this subsection iv. shall apply to the holders of Series A Preferred only if each of the holders of Series A Preferred actually receives an amount per share of Series A Preferred which (together, for the removal of doubt, with cash dividends actually received by such holders of Series A Preferred pursuant to Section 1 above, less an amount equal to declared but unpaid dividends on each Series A Preferred) is not less than the Cap A Amount.

(v)         Finally, for purposes of determining the amount each holder of shares of Series E Preferred or Series H Preferred is entitled to receive upon a liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, including a Deemed Liquidation, each such holder of shares of Series E Preferred or Series H Preferred shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Series E Preferred or Series H Preferred into shares of Common Stock immediately prior to such liquidation, dissolution or winding up, either voluntary or involuntary, including a Deemed Liquidation, if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of Series E Preferred or Series H Preferred into shares of Common Stock. If any such holder shall be deemed to have converted shares of Series E Preferred or Series H Preferred into Common Stock pursuant to this subsection v., then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Series E Preferred or Series H Preferred that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(k)          For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include (each of the below events, a “Deemed Liquidation”), (x) in the event of a consolidation, merger or reorganization of the Corporation with or into, or a sale, transfer, or other disposition of all or substantially all of the Corporation’s assets or intellectual property, or substantially all of the Corporation’s issued and outstanding capital stock, to, any other corporation, or any other entity or person, other than a wholly-owned subsidiary of the Corporation, excluding a transaction in which stockholders of the Corporation prior to the transaction will maintain voting control of the resulting entity after the transaction (provided, however, that shares of the surviving entity held by stockholders of the Corporation acquired by means other than the exchange or conversion of the shares of the Corporation shall not be used in determining if the stockholders of the Corporation own more than fifty percent (50%) of the voting power of the surviving entity (or its parent), but shall be used for pursuant to a transaction or series of related transactions, other than a transaction that is a bona fide equity financing with the primary purpose of raising capital for the Corporation, a person or entity acquires fifty percent (50%) or more of the issued and outstanding shares of the Corporation or the right to appoint or elect at least fifty percent (50%) or more of the members of the Board; or (z) in the event the Corporation transfers or grants a perpetual exclusive license of all or substantially all of the Corporation’s intellectual property. An IPO (as defined below) shall not be considered a liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.

(1)          In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board. Any securities shall be valued as follows:

(A)         Securities not subject to an investment letter or other similar restrictions on free marketability shall be valued as follows:

(1)           If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

(2)           if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(3)           if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

(B)          in the event the requirements of this Section 2 are not complied with, the Corporation shall forthwith either:

(1)          cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

(2)          cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(k)(ii) hereof.

(C)         Securities subject to an investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be valued in such a manner as to make an appropriate discount from the market value determined in good faith as above in (A)(1), (A)(2) or (A)(3) to reflect the approximate fair market value thereof, as determined by the Board.

(ii)          The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than ten (10) days prior to the stockholder meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, the provisions of this Section 2, and the amounts anticipated to be distributed to holders of each outstanding series and class of capital stock of the Corporation pursuant to this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class on an as converted basis).

(iii)          Notwithstanding anything to the contrary contained herein, in the event of a Deemed Liquidation, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement (or other agreement effecting such Deemed Liquidation) shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with subsections 2(a) through 2(i) above as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with subsections 2(a) through 2(i) above after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.            Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)          Right to Convert. Each share of Preferred Stock shall be convertible, without payment of additional consideration by the holder thereof at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the Conversion Price (as defined below) applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

The conversion price per share for each share of Preferred Stock shall initially be equal to the applicable Original Issue Price of such share of Preferred Stock (the “Conversion Price”); provided, however, that the Conversion Price shall be subject to adjustment as set forth in this Section 3.

(b)          Automatic Conversion.

(i)            All shares of Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such Preferred Stock, immediately prior to the earlier of: (i) the closing of the Corporation’s initial underwritten public offering of its Common Stock pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Act”), or equivalent law of another jurisdiction (an “IPO”) yielding at least US $30 million net to the Corporation (a “Qualified IPO”); or (ii) the written election of the holders of the majority in interest of the Corporation’s issued and outstanding Senior Preferred Stock, provided that with respect to the conversion of Series G Preferred, as long as any originally issued shares of Series G Preferred remains outstanding the written consent of the holders of at least fifty-one percent (51%) of the outstanding shares of Series G Preferred (the “Series G Investor Majority”) shall also be required, and provided further that with respect to the conversion of the Series F Preferred, as long as any of the originally issued shares of Series F Preferred remain outstanding the written consent of the holders of at least fifty-one percent (51%) of the outstanding shares of Series F Preferred (the “Series F Investor Majority”) shall also be required, and provided further that with respect to the conversion of the Series D Preferred, as long as any of the originally issued shares of Series D Preferred remain outstanding the written consent of the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred (the “Series D Investor Majority”) shall also be required.

(ii)           Notwithstanding the foregoing and without amending or derogating in any way from the definition of the term “Qualified IPO”, with respect to the conversion of the Series G Preferred, Series F Preferred and Series D Preferred upon a Qualified IPO (and with respect to the Series G Preferred, upon any IPO), the following provisions shall apply: (w) the Conversion Price of the Series G Preferred shall be determined as follows: (A) if the price of the shares sold by the underwriters to the public before deducting underwriting discounts and related offering costs for such Qualified IPO (the “IPO Price”) is equal to or greater than $8.8243 (as adjusted for any stock splits, recapitalizations, stock dividends or the like including without limitation any adjustment pursuant to this subsection (ii)), the Conversion Price then in effect for the Series G Preferred shall not be affected thereby, and (B) if the IPO price is less than $8.8243 per share (as adjusted for any stock splits, recapitalizations, stock dividends or the like including without limitation any adjustment pursuant to this subsection (ii)), the Conversion Price then in effect for the Series G Preferred shall be reduced to the IPO Price concurrently with the closing of the IPO; (x) the Conversion Price of the Series F Preferred shall be determined as follows: (A) if the IPO Price is at least two (2.0) times the Series F Original Issue Price, the Conversion Price then in effect for the Series F Preferred shall not be affected thereby; and (B) if the IPO Price is less than two (2.0) times the Series F Original Issue Price, the Conversion Price shall be the lower of (i) the Conversion Price then in effect for the Series F Preferred, and (ii) the Series F Original Issue Price multiplied by a fraction, the denominator of which is the Series F Preference and the numerator of which is the IPO Price; and (y) the Conversion Price of the Series D Preferred shall be determined as follows: (A) if the IPO Price is at least one and one-half(1.5) times the Series D Original Issue Price, the Conversion Price then in effect for the Series D Preferred shall not be affected thereby; (B) if the IPO Price is less than one and one-half (1.5) times the Series D Original Issue Price and the original Conversion Price has not otherwise been subject to adjustment, the Conversion Price shall be two-thirds (2/3) of the original Conversion Price; and (C) if the IPO Price is less than one and one-half (1.5) times the Series D Original Issue Price and the original Conversion Price has otherwise been subject to adjustment, the Conversion Price shall be the lower of (i) the Conversion Price then in effect for the Series D Preferred, and (ii) two-thirds (2/3) of the original Conversion Price. For the removal of doubt, to the extent that Conversion Price for any of the Series G Preferred, Series F Preferred or Series D Preferred is adjusted pursuant to sub-sections (w)(B), (x)(B), (y)(B) or (y)(C) above respectively, then any such adjustment to the Conversion Price of the Series G Preferred, Series F Preferred or Series D Preferred shall be iterative (i.e. a circular calculation shall be employed) so that each of the Series G Preferred, Series F Preferred and Series D Preferred shall following all such adjustments receive its full entitlement pursuant to sub-sections (w)(B), (x)(B), (y)(B) or (y)(C) above.

(c)          Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. In the event of an automatic conversion pursuant to Section 3(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or the transfer agent for such Preferred Stock; and the Corporation shall not be obligated to issue certificates evidencing such Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or the transfer agent for such Preferred Stock as provided above, or the holder notifies the Corporation or the transfer agent for such Preferred Stock that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

(d)           Conversion Price Adjustments of Preferred Stock for Certain Splits and Combinations. The applicable Conversion Price for each series of Preferred Stock shall be subject to adjustment from time to time as follows:

(i)            In the event the Corporation should at any time or from time to time after the date upon which any shares of Preferred Stock were first issued (the “Purchase Date”) fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock or for the determination of the outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock and without any comparable payment or distribution to the holders of Preferred Stock, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock then in effect shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

(ii)           If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock or reverse stock split, then, as of the record date of such combination or reverse stock split, the Conversion Price of each series of Preferred Stock then in effect shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)          Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(g)(iii) and excluding any repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation’s securities, then, in each such case for the purpose of this subsection 3(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f)          Recapitalizations, Merger and Consolidations. If at any time or from time to time there shall be a recapitalization of the Common Stock or a merger or consolidation of the Corporation with or into another corporation (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 2 or this Section 3), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, which a holder of Common Stock deliverable upon conversion immediately prior to such recapitalization, merger or consolidation would have been entitled to receive on such recapitalization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(f) with respect to the rights of the holders of the Preferred Stock after the recapitalization, merger or consolidation to the end that the provisions of this Section 3 (including adjustment of the Conversion Price of each series of Preferred Stock then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

 (g)         Adjustments to Conversion Price of Senior Preferred Stock for Dilutive Issues. The Conversion Price of each series of Senior Preferred Stock shall be subject to further adjustments from time to time as follows:

(i)           Special Definitions. For purposes of this Section 3(g), the following definitions shall apply:

(A)         “Options” shall means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).

(B)         “Convertible Securities” shall mean any Preferred Stock or other securities (including convertible debt) convertible into or exchangeable for Common Stock, but excluding Options.

(C)         “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to Section 3(g)(iii), deemed to be issued) by the Corporation after the filing of this Amended and Restated Certificate of Incorporation (the “Filing Date”), other than shares of Common Stock issued, issuable or, pursuant to Section 3(g)(iii) herein, deemed to be issued:

(1)           upon conversion of shares of Preferred Stock;

(2)          to officers, directors or employees of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a stock grant, option plan or purchase plan or other stock incentive program or arrangement approved by the Board for employees, officers, directors or consultants of the Corporation;

(3)           upon exercise of options or warrants outstanding as of the date of adoption of this Amended and Restated Certificate of Incorporation;

(4)           as a dividend or distribution on the Preferred Stock;

(5)           in connection with any transaction for which adjustment is made pursuant to Section 3(d)(i), 3(d)(ii), or 3(f) hereof;

(6)           without derogating from the adjustments to the Conversion Price of the Series G Preferred, the Series F Preferred and the Series D Preferred pursuant to Section 3(b)(ii), in connection with a sale to the public in an IPO;

(7)           securities issued in connection with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise approved by the Board; or

(8)           securities of the Corporation regarding which the Series G Investor Majority determine are not Additional Shares of Common, provided that (i) in the event that such issuance is at a price per share lower than the Conversion Price of the Series F Preferred then in effect, the approval of the Series F Investor Majority (voting as a separate class) shall be required as well, (ii) in the event that such issuance is at a price per share lower than the Conversion Price of the Series D Preferred then in effect, the approval of the Series D Investor Majority (voting as a separate class) shall be required as well, (iii) in the event that such issuance is at a price per share lower than the Conversion Price of the Series C Preferred then in effect, the approval of the holders of the majority of the issued and outstanding shares of Series C Preferred (voting as a separate class) shall be required as well, (iv) in the event that such issuance is at a price per share lower than the Conversion Price of the Series B Preferred then in effect, the approval of the holders of the majority of the issued and outstanding shares of Series B Preferred (voting as a separate than the Conversion Price of the Series A Preferred then in effect, the approval of the holders of the majority of the issued and outstanding shares of Series A Preferred (voting as a separate class) shall be required as well.

(ii)           No Adjustment of Conversion Price. No adjustment in the Conversion Price of any series of Senior Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the applicable Conversion Price for such series of Senior Preferred Stock in effect on the date of, and immediately prior to such issue.

(iii)          Options and Convertible Securities. Except as provided in Section 3(g)(i)(C)(2) above, in the event that the Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities (excluding, for the removal of doubt, those described in Sections 3(g)(i)(C)(1) through 3(g)(i)(C)(7)), shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share of such Additional Shares of Common would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

(A)          no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, in each case, pursuant to their respective terms;

(B)          if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)         upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1)           in the case of Convertible Securities Options for Common Stock, the only Additional Shares of Common issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange;

(2)           in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(3)           no readjustment pursuant to clauses (1) or (2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the adjustment for which such readjustment is made (without giving effect to any prior adjustments that are no longer in effect), or (ii) the applicable Conversion Price that would have resulted from other issuances of Additional Shares of Common between the original adjustment date and such readjustment date.

(D)          in the case of an Option which expires by its terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of such Option, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

(iv)         Adjustment of Conversion Price of the Senior Preferred Stock Upon Issuance of Additional Shares of Common. In the event that the Corporation shall at any time after the Filing Date issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 3(g)(iii) (x) without consideration, or (y) for a consideration per share less than the applicable Conversion Price of a series of Senior Preferred Stock (the “Affected Class”) in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price of the Affected Class(es) shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying the applicable Conversion Price of the Affected Class(es) theretofore in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price of the applicable Affected Class(es) in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; provided, however, that, for the purposes of this Section 3(g)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding (except as set forth in Section 3(g)(v) below), and immediately after any Additional Shares of Common are deemed issued pursuant to Section 3(g)(iii), such Additional Shares of Common shall be deemed to be outstanding, and provided further that the Conversion Price of any Affected Class shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction thereto with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any amount or amounts so carried forward, shall aggregate $0.01 or more.

(v)         In calculating the number of shares of Common Stock outstanding immediately prior to the issuance of the Additional Shares of Common, any Common Stock issuable upon conversion of the Senior Preferred Stock resulting from the amendment in the applicable Conversion Price provided for in subsection (iv) above being triggered due to such specific issuance, shall not be taken into consideration. For the avoidance of doubt, any previous adjustments to the Conversion Price prior to such issuance shall be taken into consideration.

(vi)        Determination of Consideration. For purposes of this Section 3(g), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

(A)         Cash and Property. Such consideration shall:

(1)           insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(2)           insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue if publicly traded or as determined by the Board.

(B)         Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 3(g)(iii), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, as determined in Section 3(g)(iii) hereof.

(h)          No Impairment. The Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(i)           No Fractional Shares and Certificate as to Adjustment.

(i)            No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii)           Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Preferred Stock pursuant to Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

(j)           Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall notify each holder of Preferred Stock in writing, at least ten (10) days prior to the date specified therein, specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(k)          Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes.

(l)            Special Adjustment of Series G Preferred Stock Conversion Price. Solely with respect to the Series G Preferred and not with respect to any other series of Senior Preferred Stock, the Series E Preferred or the Series H Preferred, if the Conversion Price of the Series D Preferred or Series F Preferred is decreased by amendment (a “Ratchet Amendment”) of this Amended and Restated Certificate of Incorporation (in which the Series G Preferred is not entitled to vote pursuant to the last sentence of Section 4(a) hereof), the Conversion Price of the Series G Preferred in effect immediately prior to such Ratchet Amendment shall be reduced, concurrently with such issue, so that the Series G Percentage shall be the same immediately before and immediately after such Ratchet Amendment. For the purpose of this provision: “Series G Percentage” shall mean the percentage of the total number of shares of Common Stock outstanding immediately prior to the Ratchet Amendment into which the Series G Preferred would convert at the Conversion Rate then applicable to the Series G Preferred; provided, however, that, for the purposes of such calculation all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding (except as set forth in Section 3(g)(v)).

4.            Voting Rights.

(a)           General Voting Rights. Each holder of shares of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with all other classes of Preferred Stock and with the Common Stock as a single class) and shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held. For avoidance of any doubt and without derogating from the generality of the above, except as otherwise required by law or as set forth herein, holders of Preferred Stock and Common Stock shall vote together as a single class at all times. Notwithstanding the foregoing, the Series G Preferred shall not be entitled to vote on an amendment to this Amended and Restated Certificate of Incorporation for the purpose of effecting a Ratchet Amendment.

(b)          Required Class Vote. Until the consummation of an IPO, the consent of the holders of a majority in interest of the Senior Preferred Stock (voting together as a single class on an as converted basis) shall be required for (which matters shall apply, mutatis mutandis, to the Corporation’s subsidiaries):

(i)            creating or issuing any class or series of shares or other securities having rights or a preference equal or superior to the Series G Preferred, Series F Preferred or Series D Preferred;

(ii)           the merger, consolidation, acquisition or other reorganization of the Corporation, or sale, lease, other disposition of, or pledge or grant of any security interest in all or substantially all of the Corporation’s assets or shares or otherwise effecting a Deemed Liquidation;

(iii)          an increase in the number of the Corporation’s directors above nine, decrease in the number of the Corporation’s directors below nine or change in the manner by which the composition of the Board is determined, other than as agreed in Section 7 of that certain Amended and Restated Stockholders’ Agreement dated as of April 1, 2019 (the “Stockholders’ Agreement”) whereby the director nominated by certain of the Series G Preferred holders shall resign upon the effectiveness of the registration statement for an IPO pursuant to the pre-signed letter of resignation delivered to the Company, which will become effective immediately prior to the effectiveness of the registration statement for the Company’s IPO;

(iv)          the increase of the size of the pool (i.e. the number of shares of Common Stock reserved for issuance upon exercise of options) for options to employees, directors, consultants and advisors (the “Pool”) or grant options or other equity based awards to any employee, officer, director, consultant or advisor outside the Pool;

(v)           any transaction with any stockholder, director or officer or any affiliate thereof (except for employment agreements and stock option agreements with individuals other than the Founders (as such term is defined in the Stockholders’ Agreement), approved in compliance with the law and the restrictive provisions otherwise set forth herein); and

(vi)          the liquidation, dissolution or winding up of the Corporation or termination of the Corporation’s activities.

In addition, until the consummation of an lPO and in addition to any other rights provided by law, the following provisions shall apply:

(x) as long as at least a majority of the originally issued shares of Series G Preferred remain outstanding, the consent of the Series G Investor Majority shall be required for any action which (by merger, reclassification or otherwise) (i) alters, amends or changes the rights, preferences or privileges of the Series G Preferred differently than the other series of Senior Preferred Stock in a manner that is adverse to the Series G Preferred, (ii) increases the number of authorized or issued shares of Series G Preferred, (iii) alters, amends, removes or waives any rights of the Series G Preferred under Section B(2) of ARTICLE N(B) (Liquidation Preference), (iv) alters, amends, removes or waives any rights of the Series G Preferred under Section B(3) of ARTICLE IV(B) (Conversion), (v) amends or removes the definition of the Series G Investor Majority set forth herein or (vi) amends this subsection (x); and

(y) as long as at least a majority of the originally issued shares of Series F Preferred remain outstanding, the consent of the Series F Investor Majority shall be required for any action which (by merger, reclassification or otherwise) (i) alters, amends or changes the rights, preferences or privileges of the Series F Preferred differently than the other series of Senior Preferred Stock in a manner that is adverse to the Series F Preferred, (ii) increases the number of authorized or issued shares of Series F Preferred, (iii) alters, amends, removes or waives any rights of the Series F Preferred under Section B(2) of ARTICLE N(B) (Liquidation Preference), (iv) alters, amends, removes or waives any rights of the Series F Preferred under Section B(3) of ARTICLE IV(B) (Conversion), (v) amends the definition of the Series F Investor Majority set forth herein or (vi) amends this subsection (y); and

(z) as long as the originally issued shares of Series D Preferred remain outstanding, the consent of the Series D Investor Majority shall be required for any action which (by merger, reclassification or otherwise) (i) alters, amends or changes the rights, preferences or privileges of the Series D Preferred differently than the other series of Senior Preferred Stock in a manner that is adverse to the Series D Preferred, (ii) increases the number of authorized or issued shares of Series D Preferred, (iii) alters, amends, removes or waives any rights of the Series D Preferred under Section B(2) of ARTICLE IV(B) (Liquidation Preference), (iv) alters, amends, removes or waives any rights of the Series D Preferred under Section B(3) of ARTICLE IV(B) (Conversion), (v) amends the definition of the Series D Investor Majority set forth herein or (vi) amends this subsection (z);

provided, that, notwithstanding the foregoing or anything else contained herein and for the removal of doubt: (i) no provision herein grants the holders of the Series G Preferred, Series F Preferred and/or Series D Preferred (or any part thereof) the ability or right to prevent the Corporation from consummating a Qualified IPO, including the adoption of an amended and restated Certificate of Incorporation to be effective no earlier than the closing of such Qualified IPO, that has been approved by a majority of the members of the Corporation’s Board, and (ii) authorizing or issuing by the Corporation of any new class or series of shares (including a class or a series with rights and preferences inferior, equal or superior to the rights of the Series G Preferred, Series F Preferred or Series D Preferred, as applicable) shall not by itself be deemed to alter, change amend or waive the rights, preferences and/or privileges of the Series G Preferred, Series F Preferred or Series D Preferred.

In addition, until the consummation of an IPO and in addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of at least two directors designated by the holders of the Senior Preferred Stock, appoint or remove the Corporation’s Chief Executive Officer or determine his employment terms.

Any altering or changing of the rights, preferences and/or privileges of the Series G Preferred, Series F Preferred, Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred, Series E Preferred or Series H Preferred, shall require the consent of the Series G Investor Majority and/or the Series F Investor Majority and/or the Series D Investor Majority and/or the holders of a majority of the Series C Preferred and/or Series B Preferred and/or Series A Preferred and/or Series E Preferred and/or Series H Preferred, as the case may be, voting separately on an as-converted basis, provided, however, that creating, authorizing or issuing by the Corporation of any new class or series of shares (including a class or a series with rights and preferences inferior, equal or superior to the rights of the Series G Preferred, Series F Preferred, Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred, Series E Preferred and/or Series H Preferred) shall not by itself be deemed as a change in the rights, preferences and/or privileges of the Series G Preferred, Series F Preferred, Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred, Series E Preferred or Series H Preferred.

(c)           Status of Converted Preferred Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 3, the shares so converted shall be cancelled and shall not thereafter be issuable by the Corporation.

5.            Common Stock.

(a)           Dividend Rights. Subject to Section 1 of ARTICLE IV(B), dividends may be paid on the Common Stock as and when declared by the Board, subject to the prior dividend rights of the Senior Preferred Stock. Such dividends shall be distributed among the holders of Common Stock pro rata in proportion of the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock).

(b)           Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of ARTICLE IV(B) hereof.

(c)           Redemption. The Common Stock is not redeemable.

(d)          Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote, and shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as is otherwise provided herein or as may be provided by law. Notwithstanding the foregoing, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the stock of the Corporation (voting as a single class on an as -converted basis), irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

6.            Preemptive Rights. The holders of Senior Preferred Stock shall have such preemptive rights as set forth in that certain Amended and Restated Investors’ Rights Agreement dated February 9, 2015, among the Corporation and certain of its stockholders, as amended from time to time.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, the Board may make, repeal, alter, or rescind any or all of the Bylaws of the Corporation, provided, however, that no such repeal, alteration or rescission to the Bylaws of the Corporation shall be made if its effect is to delegate any of the powers vested within the Board to any committee or sub-committee of the Board, unless such repeal, alteration or rescission to the Bylaws of the Corporation, as the case may be, is consented to in writing by at least two of the directors designated by the holders of Senior Preferred Stock.

ARTICLE VII

The Board shall consist of up to nine (9) directors. The directors shall be appointed as follows: (i) the holders of the Junior Stock, voting together as a single class, shall be entitled to elect two (2) directors to the Board, (ii) the holders of Senior Preferred Stock, voting together as a single class, shall be entitled to elect six (6) directors to the Board and (iii) Gruner + Jahr GmbH (“G+J”), so long as G+J continues to hold capital stock of the Company that represents at least 5% of the issued and outstanding shares of stock of the Company on a fully diluted basis, shall be entitled to elect one (1) director to the Board. Each committee of the Board shall include at least two of the directors designated by the holders of Senior Preferred Stock.

In the event of any vacancy in the office of a director elected by an entity or by the holders of a particular class or series of stock, the vacancy may be filled only by such entity or the vote of the holders of such class or series of stock (unless such vacancy resulted from circumstances requiring a resignation pursuant to Section 7 of the Stockholders, Agreement, in which case the vacancy may be filled by a vote of the holders of Senior Preferred Stock, voting together as a single class). Any director who shall have been elected by an entity or by the holders of a particular class or series of stock may be removed without cause by, and only by, such entity or the applicable vote of the holders of shares of such class or series of stock (unless such removal resulted from circumstances requiring a resignation pursuant to Section 7 of the Stockholders, Agreement which resignation has not occurred, in which case such removal may effected by a vote of the holders of Senior Preferred Stock, voting together as a single class).

At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of the respective class(es) of the Corporation’s stock designated for appointment of a director as set forth above, shall constitute a quorum for the election of directors to be elected by such class(es).

A vacancy in any directorship elected by the holders of the Junior Stock shall be filled only by vote or written consent of the holders of the Junior Stock, consenting or voting, as the case may be, separately. The directors to be elected by the holders of the Junior Stock, voting separately as one class, shall serve for terms extending from the date of their election and qualification and until their respective successors have been elected and qualified.

A vacancy in any directorship elected by the holders of a specific class of Senior Preferred Stock shall be filled only by vote or written consent of the holders of such specific class of Senior Preferred Stock, consenting or voting, as the case may be, separately as one class. The directors to be elected by the holders of the Senior Preferred Stock, voting separately as one class, shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE IX

To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with or without the approval of a corporation’s stockholders, further reductions in the liability of the corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

Any repeal or modification of the foregoing provisions of this ARTICLE IX or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE X

To the fullest extent permitted by applicable law, the Corporation shall provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

Any repeal or modification of any of the foregoing provisions of this ARTICLE X, by amendment of this ARTICLE X or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

ARTICLE XI

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XII

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons’’), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Amended and Restated Certificate of Incorporation this 1st day of April, 2019.

OUTBRAIN INC.

/s/ Yaron Galai

By:      Yaron Galai, Chief Executive Officer